Exhibit 99.1

PRESBIA ANNOUNCES APPOINTMENT OF JARETT FENTON

AS

CHIEF FINANCIAL OFFICER

DUBLIN, Ireland—(June 16, 2016)—Presbia PLC (NASDAQ: LENS), an ophthalmic device company and leader in near-vision restoration, announced that Jarett Fenton has been appointed as its Chief Financial Officer effective yesterday. As Chief Financial Officer, Mr. Fenton is responsible for all aspects of financial operations including supporting investor relations activities. Company-wide human resources also reports to him.

Mr. Fenton has 17 years of increasing financial responsibility and experience in both public and private companies in healthcare, technology, and manufacturing. He has extensive experience managing financial regulatory compliance and reporting, including SEC, IFRS, IRS, FSA and SOX as well as internal audit and stock exchange requirements. He has successfully implemented accounting and enterprise management software systems. Early in his career Mr. Fenton was a senior accountant with a major accounting firm.

“Jarett has an impressive track record with leading edge companies. His background and accomplishments are well-suited to support Presbia as it expands commercially on a global basis,” said Todd Cooper, President and CEO of Presbia. “In his prior roles, Jarett has proven himself to be a key member of leadership teams by driving finance, investor relations, and capital markets initiatives. His extensive and well-rounded experience will help to advance our commercial growth and enterprise value.”

Mr. Fenton earned Bachelor of Arts in Economics with an emphasis in Accounting from the University of California, Santa Barbara. He is also a Certified Public Accountant in California, and is a Member of the American Institute of Certified Public Accountants, and the California Society of CPAs (CalCPA).

As previously disclosed, Richard Fogarty, Chief Accounting Officer, Vice President, Finance and Secretary, notified the Company of his intention to resign from the Company and its affiliates effective March 31, 2016. Subsequently Mr. Fogarty agreed to remain with the Company through June 17, 2016 to support a longer transition period.

Forward-Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Information provided and statements contained in this press release that are not purely historical are forward-looking statements. Such forward-looking statements only speak as of the date of this press release and Presbia assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties, including, but not limited to, the factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although Presbia believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Presbia also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

About Presbia

Presbia PLC (NASDAQ:LENS) is an ophthalmic device company that has developed and is currently marketing the presbyopia-correcting Presbia Flexivue Microlens™, a miniature lens that is implanted in a corneal pocket created by a femtosecond laser. The Presbia Flexivue Microlens™ has received a CE mark for the European Economic Area, allowing the lens to be marketed in over 30 countries across Europe. A staged pivotal U.S. clinical trial for the Presbia Flexivue Microlens™ commenced in 2014.

Presbia PLC

Monica Yamada, 323-860-4903

monica@presbia.com